                                                                 EXHIBIT 10.25.1




================================================================================


                          CAMERON ASHLEY CANADA, INC.

 Cdn. $10,000,000 6.45% Senior Guaranteed Notes, Series A, due October 7, 2004

                                      and

            U.S. $7,000,000 6.71% Senior Guaranteed Notes, Series B,
                              Due October 7, 2004


                                 --------------

                            NOTE PURCHASE AGREEMENT

                                 --------------

                           Dated as of April 1, 1998



================================================================================

                               TABLE OF CONTENTS

                         (Not a part of the Agreement)

SECTION                                                   HEADING                                                     PAGE
SECTION 1.       AUTHORIZATION OF NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

SECTION 2.       SALE AND PURCHASE OF NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

    Section 2.1.     Sales and Purchase of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
    Section 2.2.     Parent Guaranty and Constituent Guaranties   . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

SECTION 3.       CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

SECTION 4.       CONDITIONS TO CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

    Section 4.1.     Representations and Warranties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
    Section 4.2.     Performance; No Default.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
    Section 4.3.     Compliance Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
    Section 4.4.     Certain Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
    Section 4.5.     Opinions of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
    Section 4.6.     Purchase Permitted by Applicable Law, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
    Section 4.7.     Sale of Other Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
    Section 4.8.     Payment of Special Counsel Fees.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
    Section 4.9.     Private Placement Number   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
    Section 4.10.    Changes in Corporate Structure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
    Section 4.11.    Proceedings and Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
    Section 4.12.    Consent of Holders of Other Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

SECTION 5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

    Section 5.1.     Organization; Power and Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
    Section 5.2.     Authorization, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
    Section 5.3.     Organization and Ownership of Shares of Subsidiaries; Affiliates   . . . . . . . . . . . . . . . . 6
    Section 5.4.     Compliance with Laws, Other Instruments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . 7
    Section 5.5.     Governmental Authorizations, Etc   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
    Section 5.6.     Litigation; Observance of Agreements, Statutes and Orders  . . . . . . . . . . . . . . . . . . . . 8
    Section 5.7.     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
    Section 5.8.     Title to Property; Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
    Section 5.9.     Licenses, Permits, Etc   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
    Section 5.10.    Compliance with Pension Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
    Section 5.11.    Private Offering by the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
    Section 5.12.    Use of Proceeds; Margin Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
    Section 5.13.    Existing Indebtedness; Future Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
    Section 5.14.    Pari Passu   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

SECTION 6.       REPRESENTATIONS OF THE PURCHASER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

    Section 6.1.     Purchase for Investment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
    Section 6.2.     Source of Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

SECTION 7.       PREPAYMENT OF THE NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

    Section 7.1.     Required Prepayments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
    Section 7.2.     Optional Prepayments with Make-Whole Amount  . . . . . . . . . . . . . . . . . . . . . . . . . .  12
    Section 7.3.     Redemption for Reasons of Taxation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
    Section 7.4.     Allocation of Partial Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
    Section 7.5.     Maturity; Surrender, Etc   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
    Section 7.6.     Purchase of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
    Section 7.7.     Make-Whole Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

SECTION 8.       AFFIRMATIVE COVENANTS OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

    Section 8.1.     Compliance with Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
    Section 8.2.     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
    Section 8.3.     Maintenance of Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
    Section 8.4.     Payment of Taxes and Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
    Section 8.5.     Corporate Existence, Etc   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
    Section 8.6.     Nature of Business   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
    Section 8.7.     Notes to Rank Pari Passu   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
    Section 8.8.     Mergers and Consolidations and Sales of Assets   . . . . . . . . . . . . . . . . . . . . . . . .  18

SECTION 9.       EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

SECTION 10.      REMEDIES ON DEFAULT, ETC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

    Section 10.1.    Acceleration   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
    Section 10.2.    Other Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
    Section 10.3.    Rescission   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
    Section 10.4.    No Waivers or Election of Remedies, Expenses, Etc  . . . . . . . . . . . . . . . . . . . . . . .  22

SECTION 11.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

    Section 11.1.    Registration of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
    Section 11.2.    Transfer and Exchange of Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
    Section 11.3.    Replacement of Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

SECTION 12.      PAYMENTS ON NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

    Section 12.1.    Place of Payment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
    Section 12.2.    Home Office Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
    Section 12.3.    Gross-Up of Payments Subject to Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

SECTION 13.      EXPENSES, ETC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

    Section 13.1.    Transaction Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
    Section 13.2.    Survival   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

SECTION 14.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
                 AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

SECTION 15.      AMENDMENT AND WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

    Section 15.1.    Requirements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
    Section 15.2.    Solicitation of Holders of Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
    Section 15.3.    Binding Effect, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
    Section 15.4.    Notes Held by Company, Etc   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

SECTION 16.      NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

SECTION 17.      REPRODUCTION OF DOCUMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

SECTION 18.      SUBSTITUTION OF PURCHASER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

SECTION 19.      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

    Section 19.1.    Currency of Payments, Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
    Section 19.2.    Interest Act of Canada   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
    Section 19.3.    Time   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
    Section 19.4.    Successors and Assigns   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
    Section 19.5.    Payments Due on Non-Business Days  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
    Section 19.6.    Severability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
    Section 19.7.    Construction   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
    Section 19.8.    Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
    Section 19.9.    Maximum Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
    Section 19.10.   Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
    Section 19.11.   Submission to Jurisdiction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

Signature . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

                         CAMERON ASHLEY CANADA, INC.
                   C/O CAMERON ASHLEY BUILDING PRODUCTS, INC.
                                11651 PLANO ROAD
                              DALLAS, TEXAS 75243

                CDN. $10,000,000 6.45% SENIOR GUARANTEED NOTES,
                         SERIES A, DUE OCTOBER 7, 2004
                                      and
                 U.S. $7,000,000 6.71% SENIOR GUARANTEED NOTES,
                         SERIES B, DUE OCTOBER 7, 2004

                                                       Dated as of April 1, 1998

TO THE PURCHASER LISTED IN THE ATTACHED
  SCHEDULE A WHO IS A SIGNATORY HERETO:

Ladies and Gentlemen:

         CAMERON ASHLEY CANADA, INC. a Canadian corporation (the "Company"), hereby agrees with you as follows:

SECTION 1.       AUTHORIZATION OF NOTES.

         The Company has authorized the issue and sale of Cdn. $10,000,000 aggregate principal amount of its 6.45% Senior Guaranteed Notes, Series A, due October 7, 2004 (the "Series A Notes") and its U.S. $7,000,000 6.71% Senior Guaranteed Notes, Series B, due October 7, 2004 (the "Series B Notes", the Series A Notes and the Series B Notes being collectively referred to as the "Notes", such term to include any such notes issued in substitution therefor pursuant to Section 11 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall be substantially in the form set out in
Exhibit 1.1 or Exhibit 1.2, as the case may be, with such changes therefrom, if any, as may be approved by you and the Company in accordance with Section 15.1. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2.       SALE AND PURCHASE OF NOTES; SECURITY.

         Section 2.1. Sales and Purchase of Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder, and the obligations of the Other Purchasers under the Other Agreements, are several and not joint obligations, and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or nonperformance by any Other Purchaser thereunder.

         Section 2.2. Parent Guaranty and Constituent Guaranties. Without limiting Section 4.7 of the Parent Guaranty, the payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement and the Other Agreements will be absolutely and unconditionally guaranteed by the Parent Guarantor pursuant to a Guaranty Agreement substantially in the form of Exhibit 2 attached hereto and made a part hereof (as the same may be amended, modified, extended or renewed, the "Parent Guaranty") and the payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement and the Other Agreements will be absolutely and unconditionally guaranteed by the existing Subsidiaries of the Parent Guarantor which are listed as guarantors on Schedule 2.4 to the Parent Guaranty (together with any other Subsidiary which may from time to time become a party to a Constituent Guaranty, collectively the "Constituent Guarantors") pursuant to separate Guaranty Agreements, each substantially in the form of Exhibit 3 attached hereto and made a part hereof (as the same may be amended, modified, extended or renewed, each, a "Constituent Guaranty", and collectively, the "Constituent Guaranties").

SECTION 3.       CLOSING.

         The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois, at 10:00 A.M. Chicago time, at a closing (the "Closing") on April 7, 1998 or on such other Business Day thereafter on or prior to April 30, 1998 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note of the series of Notes to be purchased by you (or such greater number of Notes of such series in denominations of at least Cdn. $1,000,000 in the case of the Series A Notes and U.S. $1,000,000 in the case of the Series B Notes, as the case may be, as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available Cdn. funds in the case of the Series A Notes and immediately available U.S. Federal Reserve or other current and immediately available funds in the case of the Series B Notes, in each such case in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 2115018, Transit No. 9 of the Company on the books of Canadian Imperial Bank of Commerce. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

SECTION 4.       CONDITIONS TO CLOSING.

         Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

         Section 4.1. Representations and Warranties. (a) The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

         (b) The representations and warranties of the Parent Guarantor in the Parent Guaranty shall be correct when made and at the time of the Closing.

         (c) The representations and warranties of the Constituent Guarantors in the Constituent Guaranties shall be correct when made and at the time of the Closing.

         Section 4.2. Performance; No Default. (a) The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.12), no Default or Event of Default shall have occurred and be continuing. The Company shall not have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 8 had such Section applied since such date.

         (b) The Parent Guarantor shall have performed and complied with all agreements and conditions contained in the Parent Guaranty required to be performed and complied with by it prior to or at the Closing, and after giving effect to the issuance and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.12), no Default or Event of Default shall have occurred and be continuing. Neither the Parent Guarantor nor any Subsidiary shall have entered into any transactions since the date of the Memorandum that would have been prohibited by Sections 4 and 5 of the Parent Guaranty had such Sections applied since such date.

         (c) Each Constituent Guarantor shall have performed and complied with all agreements and conditions contained in the Constituent Guaranty to which it is a party required to be performed and complied with by it prior to or at the Closing, and after giving effect to the issuance and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.12), no Default or Event of Default shall have occurred and be continuing.

         Section 4.3.     Compliance Certificates.

         (a) Officer's Certificate. (i) The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1(a), 4.2(a) and 4.10(a) have been fulfilled.

         (ii) The Parent Guarantor shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1(b), 4.2(b) and 4.10(b) have been fulfilled.

         (iii) Each Constituent Guarantor shall have delivered to you a certificate of an authorized officer, dated the date of the Closing, certifying that the conditions specified in Section 4.1(c), 4.2(c) and 4.10(c) have been fulfilled with respect to such Constituent Guarantor.

         (b) Secretary's Certificate. (i) The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Agreements.

         (ii) The Parent Guarantor shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Parent Guaranty.

         (iii) Each Constituent Guarantor shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Constituent Guaranties.

         Section 4.4. Certain Agreements. The Parent Guaranty and the Constituent Guaranties shall have been duly executed and delivered by the parties thereto, shall be in full force and effect, shall be in form and substance satisfactory to you and you shall have received true, correct and complete copies of each thereof.

         Section 4.5. Opinions of Counsel. You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Stieber Campbell, P.C., independent counsel for the Parent Guarantor and the United States Subsidiaries, and John S. Davis, General Counsel of the Parent Guarantor, covering the matters set forth in Exhibit 4.5(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Parent Guarantor and the Company each hereby instructs its counsel to deliver such opinion to you), (b) from Blake, Cassels & Graydon independent counsel for the Company and the Canadian Subsidiaries, covering the matters set forth in
Exhibit 4.5(b) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you and (c) from Chapman and Cutler, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.5(c) and covering such other matters incident to such transactions as you may reasonably request.

         Section 4.6. Purchase Permitted by Applicable Law, Etc. On the date of the Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

         Section 4.7. Sale of Other Notes. Contemporaneously with the Closing, the Company shall sell to the Other Purchasers, and the Other Purchasers shall purchase, the Notes to be purchased by them at the Closing as specified in Schedule A.

         Section 4.8. Payment of Special Counsel Fees. Without limiting the provisions of Section 13.1, the Company or the Parent Guarantor shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.5 to the extent reflected in a statement of such counsel rendered to the Company or the Parent Guarantor at least three Business Days prior to the Closing.

         Section 4.9. Private Placement Number. A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each series of the Notes.

         Section 4.10. Changes in Corporate Structure. (a) Except as specified in Schedule 4.10, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 2.5 to the Parent Guaranty.

         (b) The Parent Guarantor shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 2.5 of the Parent Guaranty.

         (c) No Constituent Guarantor shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in
Schedule 2.5 of the Parent Guaranty.

         Section 4.11. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

         Section 4.12. Consent of Holders of Other Securities. Any consents or approvals required to be obtained from any Holder or Holders of any outstanding Security of the Parent

Guarantor, the Company or any Constituent Guarantor and any amendments or agreements pursuant to which any such Securities may have been issued which shall be necessary to permit the consummation of the transactions contemplated hereby on the date of the Closing shall have been obtained and all such consents or amendments shall be satisfactory in form and substance to you and your special counsel.

SECTION 5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to you that:

         Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof. The Company is subject to the relevant commercial law and civil law and is generally subject to suit and it is not, nor do any of its properties or revenues, enjoy any right of immunity from any judicial proceedings, including attachment prior to judgment, attachment in aid of execution, execution of the judgment or otherwise. The Company represents that the execution and delivery of this Agreement and the Other Agreements and the Notes constitute private and commercial acts rather than governmental or public acts of the Company.

         Section 5.2. Authorization, Etc. This Agreement, the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         Section 5.3. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.3 contains complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's directors and senior officers.

         (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.3 as being owned by the Company and its other Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien.

         (c) Each Subsidiary identified in Schedule 5.3 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

         (d) No Subsidiary is a party to, or otherwise subject to any legal restriction (other than restrictions imposed by the corporate law of the jurisdiction under which such Subsidiary exists) or any agreement (other than this Agreement and the Other Agreements) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

         Section 5.4. Compliance with Laws, Other Instruments, Etc. (a) The execution, delivery and performance by the Company of this Agreement, the Other Agreements and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company is bound or by which the Company or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company.

         (b) The Notes and all other obligations under this Agreement and the Other Agreements of the Company are direct and unsecured obligations of the Company ranking pari passu as against the assets of the Company with all other existing unsecured Indebtedness of the Company (actual or contingent) which is not expressed to be subordinated or junior in rank to any other unsecured Indebtedness of the Company.

         (c) All obligations under the Constituent Guaranties are direct and unsecured obligations of the Constituent Guarantors ranking pari passu as against the assets of the Constituent Guarantors with all other present and future unsecured Indebtedness (actual or contingent) of the Constituent Guarantors which is not expressed to be subordinated or junior in rank to any other unsecured Indebtedness of the Constituent Guarantors.

         Section 5.5. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement, the Other Agreements or the Notes.

         Section 5.6. Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority.

         Section 5.7. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and has paid all taxes shown to be due and payable on such returns and, to its knowledge, all other taxes and assessments levied upon it or its properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent.

         Section 5.8. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material.

         Section 5.9. Licenses, Permits, Etc. The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

         Section 5.10. Compliance with Pension Laws. (a) Each pension plan maintained by the Company and its Subsidiaries complies with all applicable statutes and governmental rules and regulations, except where noncompliance, individually or in the aggregate, would not have a Material Adverse Effect.
The Company and its Subsidiaries have satisfied their respective funding obligations as required by applicable law for all pension plans maintained by them, except where a failure to satisfy such obligations would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its Subsidiaries have not incurred a liability in connection with the winding-up of a pension plan or the withdrawal from a multiemployer plan which would have a Material Adverse Effect. There are no controversies pending or, to the knowledge of the Company, threatened or anticipated between the Company and its Subsidiaries and any of their respective employees which would have a Material Adverse Effect and there are no Material labor disputes, grievances, arbitration proceedings or any strikes, work stoppages or slow downs pending or, to the Company's knowledge, threatened by the Company's or any Subsidiaries' employees and representatives which would have a Material Adverse Effect.

         (b) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.10 is made in reliance upon and subject to the accuracy of your representation in
Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

         Section 5.11. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 100 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

         Section 5.12. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes to the repayment of Indebtedness of the Company and for working capital. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR
207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

         Section 5.13.    Existing Indebtedness; Future Liens.  (a) Schedule
5.13 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of the date of the Closing. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or any Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

         (b) Neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 5.5 of the Parent Guaranty.

         Section 5.14. Pari Passu. The obligation of the Company under this Agreement ranks at least pari passu in right of payment with all other unsecured Indebtedness (actual or contingent) of the Company, including, without limitation, all unsecured Debt of the Company described in Schedule
5.13 hereto.

SECTION 6.       REPRESENTATIONS OF THE PURCHASER.

         Section 6.1. Purchase for Investment. You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof; provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes. You further represent that you are not a resident of Canada and you will not resell the Notes to any resident of Canada, except in compliance with Canadian securities laws. You also understand that the Notes have not been registered to qualify for sale under any Canadian securities laws.

         Section 6.2. Source of Funds. You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

         (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile; or

         (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

         (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate

(within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part l(c) and
(g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

         (d)     the Source is a governmental plan; or

         (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

         (f) the Source is an insurance company separate account maintained solely in connection with the fixed contractual obligations of the insurance company under which the amounts payable, or credited, to an employee benefit plan (or its related trust) and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

         (g) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

         If you or any subsequent transferee of the Notes indicates that you or such transferee are relying on any representation contained in paragraph (b),
(c) or (e) above, the Company shall deliver on the date of Closing and on the date of any applicable transfer a certificate, which shall either state that
(i) it is neither a party in interest nor a "disqualified person" (as defined in Section 4975(e)(2) of the Code), with respect to any plan identified pursuant to paragraphs (b) or (e) above, or (ii) with respect to any plan, identified pursuant to paragraph (c) above, neither it nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of any plan identified in writing pursuant to paragraph
(c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan. As used in this SECTION 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7.       PREPAYMENT OF THE NOTES.

         Section 7.1. Required Prepayments. The Notes are not subject to required prepayments.

         Section 7.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and accrued interest thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount of Notes being so prepaid. The Company will give each Holder of Notes to be prepaid written notice of each optional prepayment under this Section 7.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such Holder to be prepaid (determined in accordance with Section 7.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each Holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

         Section 7.3. Redemption for Reasons of Taxation. If in the good faith opinion of the Board of Directors of the Company (which determination shall be accompanied by a written opinion of an independent tax counsel of recognized national standing to the same such effect), the Company would be obligated to pay a Tax Reimbursement Amount of more than a de minimus amount (i.e., more than 0.5% of the amount of interest due) pursuant to Section 12.3 as a result of a change of tax law after the date of this Agreement, then and in such event, but only in such event, on the occasion of any payment pursuant to Section 12.3, the Company may, by giving written notice to each holder of the Notes not less than 30 days nor more than 60 days before the date fixed for a prepayment pursuant to this Section 7.3, prepay all (but not less than all) of the outstanding Notes with respect to which any such amounts will be payable by payment of the principal amount of the Notes and accrued interest thereon to the date of such prepayment, together with any Tax Reimbursement Amount then due and owing pursuant to Section 12.3, and a premium equal to the Make-Whole Amount, determined as of two Business Days prior to the date of such prepayment pursuant to this Section 7.3. At any time on or after the date on which any holder of the Notes receives notice pursuant to this Section 7.3 that the Company intends to prepay the Notes held by such holder pursuant to this
Section 7.3, but not less than two Business Days prior to the date scheduled for such prepayment, such holder may, by notice delivered to the Company in the manner provided in Section 16, irrevocably waive any and all right to any payment of any Tax Reimbursement Amount, such waiver to be effective as of the date of delivery by the Company of such notice of prepayment and to survive termination of this Agreement and payment in full of the Notes, provided that no such waiver shall be deemed to constitute a waiver of any right to receive payment Tax Reimbursement Amount in full under Section 12.3 in respect of any other event or condition that shall have given rise to the Company's prepayment right under this Section 7.3, including, without limitation, any increase in the Tax Reimbursement Amount that a holder of any Note would be entitled to receive under Section 12.3 notwithstanding any waiver previously delivered pursuant to this Section 7.3. Effective upon receipt of notice of such waiver, the Company shall then cease to have any right of prepayment with respect to such Notes under this Section 7.3 in respect of the Relevant Tax to which the notice relates. True, correct and complete copies of any determination by the Board of Directors of the Company as to the existence of any such obligation to pay a Relevant Tax as hereinabove contemplated and the opinion of independent tax counsel of recognized standing to the same such effect shall be furnished to each holder of the Notes which accepts prepayment thereof pursuant to this Section 7.3 concurrently with such prepayment.

         Section 7.4. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 7.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes of each series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. All partial prepayments made pursuant to Section 7.3 shall be applied as therein provided.

         Section 7.5. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 7, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

         Section 7.6. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes, except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

         Section 7.7. Make-Whole Amount. (a) The term "Make-Whole Amount" means, with respect to any Series A Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Series A Note over the amount of such Called Principal; provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:


                 "Called Principal" means, with respect to any Series A Note, the principal of such Series A Note that is to be prepaid pursuant to
         Section 7.2 or 7.3 or has become or is declared to be immediately due and payable pursuant to Section 10.1, as the context requires.

                 "Discounted Value" means, with respect to the Called Principal of any Series A Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                 "Reinvestment Yield" means, with respect to the Called Principal of any Series A Note, 0.50% over the Government of Canada Bond Yield.

                 "Government of Canada Bond Yield" means, with respect to the Called Principal of any Series A Note, the mid-market yield on the Government of Canada 6-1/2% coupon bond maturing October 7, 2004 (the "Canadian Bond"), as quoted on the Bloomberg Financial Markets Service Screen (or, if not available, any other nationally recognized trading screen reporting on intra-day trading in Canadian Bonds) at 11:00 a.m. (New York, New York time) on the date of determination of the Make-Whole Amount.

                 "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                 "Remaining Scheduled Payments" means, with respect to the Called Principal of any Series A Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Series A Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 7.2,
         7.3 or 10.1.

                 "Settlement Date" means, with respect to the Called Principal of any Series A Note, the date on which such Called Principal is to be prepaid pursuant to Section 7.2 or 7.3 or has become or is declared to be immediately due and payable pursuant to Section 10.1, as the context requires.

                 (b) The term "Make-Whole Amount" means, with respect to any Series B Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Series B Note over the amount of such Called Principal; provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                 "Called Principal" means, with respect to any Series B Note, the principal of such Series B Note that is to be prepaid pursuant to
         Section 7.2 or 7.3 or has become or is declared to be immediately due and payable pursuant to Section 10.1, as the context requires.

                 "Discounted Value" means, with respect to the Called Principal of any Series B Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                 "Reinvestment Yield" means, with respect to the Called Principal of any Series B Note, .50% over the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page USD" of the Bloomberg Financial Markets Services Screen (or, if not available, any other national recognized trading screen reporting on-line intraday trading in the United States Governmental Securities) for actively traded on-the-run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15
         (519) (or any comparable successor publication) for actively traded on-the-run U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (1) the actively traded on-the-run U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded on-the-run U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

                 "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                 "Remaining Scheduled Payments" means, with respect to the Called Principal of any Series B Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Series B Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 7.2,
         7.3 or 10.1.

                 "Settlement Date" means, with respect to the Called Principal of any Series B Note, the date on which such Called Principal is to be prepaid pursuant to Section 7.2 or 7.3 or has become or is declared to be immediately due and payable pursuant to Section 10.1, as the context requires.

SECTION 8.       AFFIRMATIVE COVENANTS OF THE COMPANY.

         The Company covenants that so long as any of the Notes are outstanding:

         Section 8.1. Compliance with Law. (a) The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (b) Without limiting clause (a) of this Section 8.1, the Company will not, and will not permit any of its Subsidiaries, to take any action that would cause any supplemental pension plan, any employee pension arrangement or any employee benefit plan maintained by it to be terminated in a manner which could reasonably be anticipated to result in the imposition of a Material Lien on any property of the Company or any Subsidiary pursuant to any Canadian Federal or Provincial law, nor will the Company or any of its Subsidiaries withdraw from any multiemployer plan if such withdrawal would subject the Company or any of its Subsidiaries to a liability that would have a Material Adverse Effect.

         Section 8.2. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

         Section 8.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times; provided that this Section 8.3 shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 8.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary; provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claim if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         Section 8.5. Corporate Existence, Etc. The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Section 8.8, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

         Section 8.6. Nature of Business. Neither the Company nor any Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries, taken as a whole, on the date of this Agreement.

         Section 8.7. Notes to Rank Pari Passu. The Notes and all other obligations under this Agreement of the Company are and at all times shall remain direct and unsecured obligations of the Company ranking pari passu as against the assets of the Company with all other Notes from time to time issued and outstanding hereunder without any preference among themselves and pari passu with all other present and future unsecured Indebtedness (actual or contingent) of the Company which is not expressed to be subordinate or junior in rank to any other unsecured Debt of the Company.

         Section 8.8. Mergers and Consolidations and Sales of Assets. The Company will not, and will not permit any of its Subsidiaries to, consolidate or amalgamate with or be a party to a merger with any other Person (except that a Subsidiary of the Company may consolidate with, amalgamate with or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, the Company or another Wholly-Owned Subsidiary of the Company), or sell, lease or otherwise dispose of all or substantially all of its assets; provided that the Company may consolidate, merge or amalgamate with or into any other corporation if (a) the corporation which results from such consolidation, merger or amalgamation (the "surviving corporation") is organized under the laws of Canada or any Province thereof or any state of the United States or the District of Columbia, (b) the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observation of all of the covenants in the Notes and this Agreement to be performed or observed by the Company are expressly assumed in writing by the surviving corporation and the surviving corporation shall furnish to the Holders of the Notes an opinion of counsel satisfactory to such Holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, (c) the Parent Guarantor confirms in writing its obligations under the Parent Guaranty, (d) each Constituent Guarantor confirms in writing its obligations under and pursuant to the Constituent Guaranty to which it is a party, and (e) at the time of such consolidation, merger or amalgamation and immediately after giving effect thereto, no Default or Event of Default would exist.

SECTION 9.       EVENTS OF DEFAULT.

         An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

                 (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                 (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

                 (c) the Company defaults in the performance of or compliance with any term contained in Section 8.8 or the Parent Guarantor defaults in the performance of or compliance with any term contained in Section 3.1(d) of the Parent Guaranty or in Sections 5.1 through 5.9 of the Parent Guaranty; or

                 (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 9) or the Parent Guarantor defaults in the performance of or compliance with any term contained in the Parent Guaranty (other than those referred to in paragraph (c) of this Section 9) and in any such case such default is not remedied within 30 days after the earlier of (i) a Responsible Officer of the Company or the Parent Guarantor obtaining actual knowledge of such default and (ii) the Company or the Parent Guarantor receiving written notice of such default from any Holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 9); or

                 (e) any representation or warranty made in writing by or on behalf of the Company, the Parent Guarantor or any Constituent Guarantor or by any officer of the Company, the Parent Guarantor or any Constituent Guarantor in this Agreement, the Parent Guaranty or the Constituent Guaranties, as the case may be, or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

                 (f) (i) the Parent Guarantor or any Restricted Subsidiary (including, without limitation, the Company) is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least U.S. $5,000,000 (or the Canadian Equivalent Amount) beyond any period of grace provided with respect thereto, or (ii) the Parent Guarantor or any Restricted Subsidiary (including, without limitation, the Company) is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least U.S. $5,000,000 (or the Canadian Equivalent Amount) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment; or

                 (g) The Parent Guaranty shall cease to be in full force and effect for any reason whatsoever, including, without limitation, a determination by any Governmental Authority that such Parent Guaranty is invalid, void or unenforceable or the Parent Guarantor shall contest or deny in writing the enforceability of any of its obligations under the Parent Guaranty; or

                 (h) Any Constituent Guaranty delivered by a Constituent Guarantor shall cease to be in full force and effect for any reason whatsoever, including, without limitation, a determination by any Governmental Authority that such agreement is invalid, void or unenforceable or any Constituent Guarantor shall contest or deny in writing the validity or enforceability of any of its respective obligations under the Constituent Guaranties; or

                 (i) the Parent Guarantor or any Restricted Subsidiary (including, without limitation, the Company) (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                 (j) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Parent Guarantor or any of its Restricted Subsidiaries (including, without limitation, the Company), a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Parent Guarantor or any of its Restricted Subsidiaries (including, without limitation, the Company), or any such petition shall be filed against the Parent Guarantor or any of its Restricted Subsidiaries (including, without limitation, the Company) and such petition shall not be dismissed within 60 days; or

                 (k) a final judgment or judgments for the payment of money aggregating in excess of U.S. $3,000,000 (or the Canadian Equivalent Amount) (excluding any judgment, or portion thereof, as to which a solvent insurer shall have accepted responsibility) are rendered against one or more of the Parent Guarantor and its Restricted Subsidiaries (including, without limitation, the Company) and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

                 (l) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Parent Guarantor or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfounded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed U.S. $3,000,000 (excluding any judgment, or portion thereof, as to which a solvent insurer shall have accepted responsibility), (iv) the Parent Guarantor or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Parent Guarantor or any ERISA Affiliate withdraws from any

         Multiemployer Plan, or (vi) the Parent Guarantor or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Parent Guarantor or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 9(l), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 10.      REMEDIES ON DEFAULT, ETC.

         Section 10.1. Acceleration. (a) If an Event of Default with respect to the Parent Guarantor or the Company described in paragraph (i) or
(j) of Section 9, all the Notes then outstanding shall automatically become immediately due and payable.

         (b) If any other Event of Default has occurred and is continuing, any Holder or Holders of at least 25% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company and the Parent Guarantor, declare all the Notes then outstanding to be immediately due and payable.

         (c)     If any Event of Default described in paragraph (a) or (b) of
Section 9 has occurred and is continuing, any Holder or Holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company and the Parent Guarantor, declare all the Notes held by it or them to be immediately due and payable.

         Upon any Note's becoming due and payable under this Section 10.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (i) all accrued and unpaid interest thereon and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company and the Parent Guarantor acknowledge, and the parties hereto agree, that each Holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company or the Parent Guarantor (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

         Section 10.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 10.1, the Holder of any Note at the time outstanding may proceed to protect and enforce the rights of such Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

         Section 10.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 10.1, the Holders of not less than 66-2/3% in principal amount of the Notes then outstanding, by written notice to the Company and the Parent Guarantor, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 15, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 10.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

         Section 10.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any Holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any Holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 13, the Company will pay to the Holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such Holder incurred in any enforcement or collection under this Section 10, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 11.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

         Section 11.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each Holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and Holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any Holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered Holders of Notes.

         Section 11.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and within 5 Business Days of receipt of such Note or instrument of transfer, as the case may be, deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the Holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such Holder may request and shall be substantially in the form of Exhibit 1.1 or
Exhibit 1.2, as the case may be. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than Cdn. $1,000,000 in the case of the Series A Notes and U.S. $1,000,000 in the case of the Series B Notes; provided that if necessary to enable the registration of transfer by a Holder of its entire holding of Notes, one Note may be in a denomination of less than Cdn. $1,000,000 or U.S. $1,000,000, as the case may be. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

         Section 11.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                 (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the Holder of such Note is, or is a nominee for, an original Purchaser or another Holder of a Note with a minimum net worth of at least U.S. $100,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                 (b) in the case of mutilation, upon surrender and cancellation thereof,the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 12.      PAYMENTS ON NOTES.

         Section 12.1. Place of Payment. Subject to Section 12.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Citibank, N.A. in such jurisdiction.

         Section 12.2. Home Office Payment. So long as you or your nominee shall be the registered Holder of any Note, and notwithstanding anything contained in Section 12.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 12.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 11.2. The Company will afford the benefits of this Section 12.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 12.2.

         Section 12.3. Gross-Up of Payments Subject to Taxes. In the event of the imposition by or for the account of any Governmental Authority (the "Taxing Authority") of Canada or any other country or jurisdiction from or through which any payment in respect of any Series B Note or this Agreement, as it relates to any Series B Note, is made by the Company or which is a jurisdiction of residence of the Company for tax purposes (any such Authority or jurisdiction is hereinafter a "Taxing Jurisdiction") of any Tax which requires the Company to make a deduction or withholding in respect of such Tax from any payment in respect of any Series B Note or this Agreement, as it relates to any Series B Note (each such payment is referred to herein as a "Note-Related Payment"), the Company hereby agrees to pay, as additional interest, forthwith from time to time in connection with such Note-Related Payment to the Holder of the Note entitled to such Note-Related Payment such amount (the "Tax Reimbursement Amount") as shall be required so that such Note-Related Payment received by such Holder will, after the deduction or withholding of or other payment for or on account of such Tax and any interest or penalties relating thereto as well as any additional Taxes to be withheld or deducted in respect of such Tax Reimbursement Amount, be equal to the amount due and payable to such Holder in respect of such Note-Related Payment before the imposition or assessment of such Tax, provided that:

                 (i) in the case where such Holder is not resident (for the purposes of the US/Canada Tax Treaty or any other applicable double tax treaty between the United States of America and the Taxing Jurisdiction) in the United States of America, the Company shall not be obligated to pay any such Tax Reimbursement Amount to such Holder in excess of the hypothetical Tax Reimbursement Amount which the Company would have been obligated to pay hereunder if authorization could have been obtained under the double tax treaty between the United States of America and the Taxing Jurisdiction in force at the relevant time in order for the Company to make the Note-Related Payment to such Holder either with no deduction or withholding of such Taxes or with a deduction or withholding of a lesser amount in respect of such Taxes as if the Notes held by such Holder were beneficially owned at all relevant times by Persons who were resident in the United States of America for the purposes of such treaty and were otherwise eligible in full for all benefits and exceptions available under such treaty with respect to interest received from the Company in respect of the Notes;

                 (ii) the Company shall not be obligated to pay any such Tax Reimbursement Amount to such Holder in respect of any Taxes which would not have been imposed but for the existence of any present or former connection (other that the mere holding of a Note) between such Holder and Canada or any political subdivision or territory or possession thereof or therein or area subject to its jurisdiction, including, without limitation, such Holder's being or having been a citizen or resident thereof, being or having been present or engaged in trade or business therein or having or having had a permanent establishment or fixed base therein;

                 (iii) the Company shall not be obligated to pay any such Tax Reimbursement Amount to such Holder in respect of any Taxes that constitute estate, inheritance, gift, sale, transfer, personal property, capital gains or similar tax, assessments or governmental charges;

                 (iv) the Company shall not be obligated to pay any such Tax Reimbursement Amount to such Holder to the extent of the imposition of any Tax by reason of:

                                  (A)      such Holder's not being eligible in
                          full for the benefits and exemptions available under the double taxation treaty then in effect between the Taxing Jurisdiction and the United States of America in relation to interest received by such Holder from the Company (including, without limitation, in respect of the Notes (x) being exempt from the United States of America taxes on income with respect to interest on the Notes of such Holder, or (y) as a result of a connection between the Holder and the Company (other than through holding the Notes)) if authorization could have been obtained under the double tax treaty then in effect between the United States of America and the Taxing Jurisdiction for the Company to make the payment from which such Tax was deducted or withheld without deduction or withholding of such Tax had the Notes held by such Holder been beneficially owned at all relevant times by a Person who was (1) a resident of the United States of America for the purposes of such treaty, and (2) otherwise eligible in full for all benefits and exemptions available under such treaty with respect to interest received from the Company, assuming that the Company and such Holder had made and obtained all relevant claims and authorizations required under such treaty,

                                  (B)      that failure to comply by such
                          Holder with a written request of the Company addressed to such Holder to provide information concerning the nationality, residence, domicile or identity of such Holder or information as to if, and where, any declaration of residence, domicile or other similar claim or reporting requirement described in subclause (C) hereof has been made by such Holder,

                                  (C)      the failure by such Holder after
                          written request by the Company to make any aforesaid declaration of residence, domicile or other claim or reporting requirement, or to provide such commercially customary information or certification to a taxation authority, as is required by a statute, treaty or regulation of the Taxing Jurisdiction (including a claim (or a requirement to provide information relating to such a claim) under any international treaty between the United States of America and such Taxing Jurisdiction providing for the avoidance of double taxation) as a precondition to exemption from all or part of such Tax, in the case of you, within 60 days after the date of the Closing, in the case of any payment hereunder, at least 90 days prior to the date of such payment, and in respect of any subsequent Holder of Notes, at least 90 days prior to the date of the next payment in respect of such Holder, provided that no Holder of a Note shall be considered to have delayed or failed to make any such declaration or to file any form (x) that would involve the disclosure of confidential or proprietary tax return or other information, (y) if such Holder has filed the appropriate forms in respect of such declaration with the United States Internal Revenue Service or Revenue Canada (or other appropriate authority) at least 60 days prior to the payment in question or (z) in the case of forms or declarations whether or not required under existing law and practices as of the date of the Closing, unless the Company has requested that such forms or declarations be filed (and has furnished such forms or declarations to such Holder) and such Holder has had a reasonable period of time (not less than 90 days) to file such forms or declarations, or

                                  (D)      any combination of subclauses (A),
                          (B) and (C) above;

                          nothing in this clause (iv) shall be construed to impose any obligation on you or any other such Holder (or any other Person mentioned in subclause (A) above) to contest any determination by the Taxing Authority in respect of such declarations, reports or forms or to require, or be deemed to require, the disclosure by you or any other such Holder of any confidential or proprietary information.

Not later than 30 days after the date of the Closing, the Company will furnish you with copies of the appropriate form currently required to be filed in Canada pursuant to paragraph (C) above, and in connection with the transfer of any Note pursuant to Section 11.2, the Company will furnish the transferee of such Note with copies of all forms then required.

         (b) Receipt of Taxes. As soon as reasonably practicable after the date of any payment by the Company of any Tax required by law to be deducted or withheld in respect of any Note-Related Payment, the Company shall furnish to each affected Holder of a Note a certified copy of the original tax receipt (if such a receipt has been issued and, if such tax receipt has not then been issued, the Company shall furnish a copy thereof to such affected Holder as soon as reasonably practicable after such tax receipt is so issued). If the Company shall have determined, with respect to any Holder of Notes, that a deduction or withholding of Tax from Note-Related Payments shall be required to be made to such Holder and that no Tax Reimbursement Amount will be payable to such Holder under this Section 12.3 in respect of such Tax, the Company will use its best efforts to inform such Holder of the imposition or withholding of such Tax and of the applicable exemption set forth in this Section 12.3 that releases the Company from the obligation to pay a Tax Reimbursement Amount in respect thereof.

         (c) Payment of Taxes to Taxing Jurisdiction. If any deduction or withholding for Tax shall at any time be required by the laws of a Taxing Jurisdiction in respect of any Note-Related Payments to a Holder of Notes, the Company will promptly pay over to the Taxing Authority imposing such Tax the full amount required to be deducted or withheld in respect thereof (including, without limitation, the full amount of any Tax required to be deducted or withheld from or otherwise paid in respect of any related Tax Reimbursement Amount).

         (d) Refunds of Tax Reimbursement Amounts. If the Company makes payment of any Tax Reimbursement Amount and a recipient thereof subsequently receives a refund, credit, benefit or allowance in respect thereof (a "Tax Refund"), and such recipient determines in its sole discretion that a Tax Refund is attributable to the Taxes with respect to which such Tax Reimbursement Amount was paid, then such recipient shall promptly reimburse the Company such amount as such recipient shall determine, its sole discretion, to be the proportion of the Tax Refund as will leave such recipient, after such reimbursement, in no better or worse position than that in which such recipient would have been if payment of such Tax Reimbursement Amount had not been required. The foregoing notwithstanding, nothing in this clause (d) shall restrict the right of any recipient to arrange the tax affairs of such recipient as such recipient shall think fit. Nothing in this clause (d) shall require any recipient to disclose any information regarding the tax affairs of such recipient.

         (e) Survival of Obligations. The obligations of the Company under this Section 12.3 will survive the payment or transfer of any Note and the termination of this Agreement.

SECTION 13.      EXPENSES, ETC.

         Section 13.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company agrees to pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or Holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Other Agreements, the Notes, the Parent Guaranty or the Constituent Guaranties (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Other Agreements, the Notes, the Parent Guaranty or the Constituent Guaranties or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Other Agreements, the Notes, the

Parent Guaranty or the Constituent Guaranties, or by reason of being a Holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Parent Guarantor or any Subsidiary (including, without limitation, the Company) or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes or by the Parent Guaranty or by any Constituent Guaranty. The Company and the Parent Guarantor jointly and severally agree to pay, and will save you and each other Holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).

         Section 13.2.    Survival.  The obligations of the Company under this
Section 13 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Other Agreements, the Notes, the Parent Guaranty or the Constituent Guaranties, and the termination of this Agreement.

SECTION 14.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

         All representations and warranties contained herein shall survive the execution and delivery of this Agreement, the Notes, the Parent Guaranty and the Constituent Guaranties, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent Holder of a Note, the Parent Guaranty and the Constituent Guaranties, regardless of any investigation made at any time by or on behalf of you or any other Holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company, the Parent Guarantor or any Constituent Guarantor pursuant to this Agreement shall be deemed representations and warranties of the Company, the Parent Guarantor or such Constituent Guarantor, as the case may be, under this Agreement, the Parent Guaranty or the Constituent Guaranties, as the case may be. Subject to the preceding sentence, this Agreement, the Notes, the Parent Guaranty and the Constituent Guaranties embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 15.      AMENDMENT AND WAIVER.

         Section 15.1. Requirements. This Agreement, the Notes, the Parent Guaranty and the Constituent Guaranties may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company, the Parent Guarantor and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5 or 6 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the Holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 10 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes,
(ii) change the percentage of the principal amount of the Notes the Holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 7, 9(a), 9(b), 10 or 15.

         Section 15.2.    Solicitation of Holders of Notes.

         (a) Solicitation. The Company will provide each Holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes, the Parent Guaranty or the Constituent Guaranties. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 15 to each Holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders of Notes.

         (b) Payment. Neither the Parent Guarantor nor any of its Subsidiaries(including, without limitation, the Company) will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Holder of Notes as consideration for or as an inducement to the entering into by any Holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of the Parent Guaranty or the Constituent Guaranties unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder of Notes then outstanding even if such Holder did not consent to such waiver or amendment.

         Section 15.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 15 applies equally to all Holders of Notes and is binding upon them and upon each future Holder of any Note and upon the Parent Guarantor and its Subsidiaries (including, without limitation, the Company) without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Parent Guarantor or any of its Subsidiaries (including, without limitation, the Company) and the Holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         Section 15.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the Holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Parent Guarantor or any of its Subsidiaries (including, without limitation, the Company) or any of the Affiliates of the Parent Guarantor shall be deemed not to be outstanding.

SECTION 16.      NOTICES.

         All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                 (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company and the Parent Guarantor in writing,

                 (ii) if to any other Holder of any Note, to such Holder at such address as such other Holder shall have specified to the Company and the Parent Guarantor in writing,

                 (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer, or at such other address as the Company shall have specified to the Holder of each Note in writing, or

                 (iv) if to the Parent Guarantor, to the Parent Guarantor at 11651 Plano Road, Dallas, Texas 75243, to the attention of Chief Financial Officer, or at such other address as the Parent Guarantor shall have specified to the Holder of each Note in writing.

Notices under this Section 16 will be deemed given only when actually received.

SECTION 17.      REPRODUCTION OF DOCUMENTS.

         This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 17 shall not prohibit the Company or any other Holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 18.      SUBSTITUTION OF PURCHASER.

         You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company and the Parent Guarantor, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 18), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company and the Parent Guarantor of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 18), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original Holder of the Notes under this Agreement.

SECTION 19.      MISCELLANEOUS.

         Section 19.1. Currency of Payments, Indemnification. (a) Series A Notes. Any payment made by the Company to any Holder of the Series A Notes or for the account of any such Holder in respect of any amount payable by the Company shall be made in Cdn. Dollars. Any amount received or recovered by such Holder other than in Cdn. Dollars (whether as a result of, or of the enforcement of, a judgment or order of any court, or in the liquidation or dissolution of the Company or otherwise) in respect of any such sum expressed to be due hereunder or under the Series A Notes shall constitute a discharge of the Company only to the extent of the amount of Cdn. Dollars which such Holder is able, in accordance with normal banking procedures, to purchase with the amount so received or recovered in that other currency on the date of the receipt or recovery (or, if it is not practicable to make that purchase on such date, on the first date on which it is practicable to do so). If the amount of Cdn. Dollars so purchased is less than the amount of Cdn. Dollars expressed to be due hereunder or under the Series A Notes, the Company shall indemnify such Holder against any loss sustained by such Holder as a result, and in any event, the Company shall indemnify such Holder against the cost of making any such purchase. These indemnities shall constitute a separate and independent obligation from the other obligations herein and in the Series A Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any such Holder, shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any such sum due hereunder or under any Series A Note or any judgment or order and shall survive the payment of the Series A Notes and the termination of this Agreement.

         (b) Series B Notes. Any payment made by the Company to any Holder of the Series B Notes or for the account of any such Holder in respect of any amount payable by the Company shall be made in U.S. Dollars. Any amount received or recovered by such Holder other than in U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of any court, or in the liquidation or dissolution of the Company or otherwise) in respect of any such sum expressed to be due hereunder or under the Series B Notes shall constitute a discharge of the Company only to the extent of the amount of U.S. Dollars which such Holder is able, in accordance with normal banking procedures, to purchase with the amount so received or recovered in that other currency on the date of the receipt or recovery (or, if it is not practicable to make that purchase on such date, on the first date on which it is practicable to do so). If the amount of U.S. Dollars so purchased is less than the amount of U.S. Dollars expressed to be due hereunder or under the Series B Notes, the Company shall indemnify such Holder against any loss sustained by such Holder as a result, and in any event, the Company shall indemnify such Holder against the cost of making any such purchase. These indemnities shall constitute a separate and independent obligation from the other obligations herein and in the Series B Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any such Holder, shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any such sum due hereunder or under any Series B Note or any judgment or order and shall survive the payment of the Series B Notes and the termination of this Agreement.

         Section 19.2. Interest Act of Canada. Solely for purposes of the Interest Act of Canada (R.S.C., c.I-15) and in respect of all or any portion of a calendar year, the annual rate of interest to which any interest rate herein is equal is such rate multiplied by a fraction, the numerator of which is the total number of days in such year and the denominator of which is 360.

         Section 19.3. Time. Time shall be of the essence of this Agreement. The mere lapse of the time provided for the Company to perform its obligations or the arrival of the term shall automatically create a default, without any notice being required.

         Section 19.4. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent Holder of a Note) whether so expressed or not.

         Section 19.5. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

         Section 19.6. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 19.7. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         Section 19.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         Section 19.9. Maximum Interest. Notwithstanding any provision to the contrary contained in this Agreement, in no event shall the aggregate "interest" (as defined in Section 347 of the Criminal Code (Canada), as amended from time to time) payable under this Agreement exceed the effective annual rate of interest on the "credit advanced" (as defined in that Section) under this Agreement lawfully permitted under that Section and, if any payment, collection or demand pursuant to this Agreement in respect of such "interest" is determined to be contrary to the provisions of Section 347, such payment, collection or demand over the amount lawfully permitted under such Section shall be deemed to have been made by mutual mistake of the Company and the Holders and the amount of such payment or collection shall be refunded to the Company or deducted from the interest paid or payable by the Company, and this Agreement shall be deemed modified accordingly without the necessity of any further act or deed of the Holders and the Company to give effect to the above. For purposes hereof the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the term of this Agreement on the basis of annual compounding of the rate lawfully permitted under that Section, and in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Holders will be conclusive for the purposes of determination.

         Section 19.10. Governing Law. This agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the state of New York, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

         Section 19.11. Submission to Jurisdiction. The Company hereby irrevocably submits and consents to the jurisdiction of the federal court located within the County of New York, State of New York (or if such court lacks jurisdiction, the State courts located therein), and irrevocably agrees that all actions or proceedings relating to this Agreement and the Notes may be litigated in such courts, and the Company waives any objection which it may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court and waives personal service of any and all process upon it, and consents that all such service of process be made by delivery to it at the address of the Company set forth in Section 16 above or to its agent referred to below at such agent's address set forth below (with a courtesy copy to the Company at the address set forth in Section 16) and that service so made shall be deemed to be completed upon actual receipt. The Company hereby irrevocably appoints CT Corporation System, with an office on the date hereof at 1633 Broadway, New York, New York, 10019, as its agent for the purpose of accepting service of any process within the State of New York. Nothing contained in this section shall affect the right of any holder of Notes to serve legal process in any other manner permitted by law or to bring any action or proceeding in the courts of any jurisdiction against the Company or to enforce a judgment obtained in the courts of any other jurisdiction.

                          *     *     *     *     *

Cameron Ashley Canada, Inc.                              Note Purchase Agreement


         If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you, the Company and the Parent Guarantor.

                                         Very truly yours,


                                         CAMERON ASHLEY CANADA, INC.


                                         By /s/ F. Dixon McElwee
                                           -----------------------------------
                                           Name: F. Dixon McElwee
                                           Title: Executive Vice President



The foregoing is hereby agreed
to as of the date thereof.


                                         THE PAUL REVERE LIFE INSURANCE
                                         COMPANY


                                         By: Provident Investment Management,
                                             LLC Its Agent


                                         By /s/ James T. Rogers
                                           -----------------------------------
                                           Name: James T. Rogers
                                           Title: Vice President




                                         NATIONWIDE LIFE INSURANCE COMPANY


                                         By /s/ Edwin P. McCausland, Jr.
                                           -----------------------------------
                                           Name: Edwin P. McCausland, Jr.
                                           Title: Vice President/Fixed-Income
                                                  Securities